UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February, 12, 2010

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On February 12, 2010, the Company acquired all of the outstanding common stock of Premier Packaging Corporation from Robert B. and Joan T. Bzdick for $2,000,000 in cash and 735,437 shares of the Company's common stock.  In connection with the transaction, the Company incurred secured bank debt in the principal amount of $1,500,000 which was used to partially satisfy the purchase price of the Premier common stock.

On February 17, 2010, the Company issued a press release in connection with the transaction, a copy of which has been filed as an exhibit to this Current Report on Form 8 K.  For further information concerning the transaction, reference is made to the subject press release and to the Stock Purchase Agreement and Employment Agreement all of which are filed herewith as exhibits to this report.

The Company will file financial statements as required under Securities and Exchange Commission rules within the time periods prescribed by those rules.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of Registrant

On February 12, 2010, the Company’s newly acquired wholly owned subsidiary, Premier Packaging Corporation, entered into a Credit Facility Agreement with RBS Citizens, N.A. (“Citizens Bank”) pursuant to which Citizens Bank provided Premier Packaging Corporation  with a term loan of $1,500,000, and a revolving line of $1,000,000.  The Credit Facility Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default and is secured by all of the assets of Premier Packaging Corporation.  The credit facilities are also secured by cross guarantees by Document Security Systems, Inc., and its other wholly owned subsidiaries, Plastic Printing Professionals, Inc. and Secuprint, Inc.

The $1,500,000 term loan matures March 1, 2013 and is payable in 35 monthly payments of $25,000 plus interest commencing March 1, 2010 and a payment of $625,000 on the 36 month.  Interest accrues at 1 Month LIBOR plus 3.75%.   The proceeds of the term loan were used as partial payment of the purchase of all of the outstanding common stock of Premier Packaging Corporation.    The $1,000,000 revolving line of credit matures on February 12, 2011 and is payable in monthly installments of interest only beginning on March 1, 2010. Interest accrues at 1 Month LIBOR plus 3.75%.

The summary of the material provisions of the credit facility Citizens Bank set forth above is qualified in its entirety by reference to the Credit Facility Agreement and related agreements filed as exhibits hereto.

 Item 3.02   Unregistered Sales of Equity Securities.

On February 17, 2010, the Company completed the sale of 20 investment units in a private placement pursuant to subscription agreements with six accredited investors.  Each investment unit was comprised of 5,000 shares of the Company’s common stock and five year warrants to purchase 1,000 shares of common stock at an exercise price of $3.50 per share. In the transaction, the Company sold 20 investment units for $15,000 per unit for gross cash proceeds of $300,000, consisting of 100,000 shares of common stock and warrants to purchase an aggregate of 20,000 shares of common stock.  In connection with these sales EKN Financial Services Inc., a registered broker-dealer, acted as non-exclusive placement agent.  EKN Financial Services, Inc. received a cash fee in the aggregate of $30,000 as commission for these sales. On February 17, 2010, the Company also sold 20 investment units for gross cash proceeds of $270,000, consisting of 100,000 shares of common stock and warrants to purchase an aggregate of 20,000 shares of common stock.   No placement agent fees were paid on these sales.

Item 9.01  Financial Statements and Exhibits

(a)(b) The financial statements and pro forma financial information for DPI will be reported on an amended Current Report on Form 8-K not later than April 28, 2010.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock of Document Security Systems, Inc. dated January 28, 2010.
10.2	Stock Purchase Agreement dated as of February 12, 2010 by and among Robert B. Bzdick and Joan T. Bzdick and Document Security Systems, Inc.
10.3	Employment Agreement
10.4	Acquisition Term Loan Note dated February 12, 2010 by and among Premier Packaging Corporation and RBS Citizens, N.A.
10.5	Revolving Line Note dated February 12, 2010 by and among Premier Packaging Corporation and RBS Citizens, N.A.
10.6	Credit Facility Agreement dated February 12, 2010 by and among Premier Packaging Corporation and RBS Citizens, N.A.
10.7	Security Agreement dated February 12, 2010 by and between RBS Citizens, N.A. and Document Security Systems, Inc,, Plastic Printing Professionals, Inc. and Secuprint, Inc.
10.8	Guaranty and Indemnity Agreement dated February 12, 2010 by and between RBS Citizens, N.A. and Document Security Systems, Inc,, Plastic Printing Professionals, Inc. and Secuprint, Inc.
10.9	Form of Subscription Agreement dated as of January 28, 2010 between Document Security Systems, Inc. and the Subscribers.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: February 17, 2010	By:	/s/ Patrick A. White

Patrick A. White
Chief Executive Officer